FOR IMMEDIATE RELEASE

CONTACT:    Bryce Benson, Investor/Media Relations
            ClearOne Communications Inc.
            Phone: 1.801.974.3786, 1.800.945.7730
            Fax: 1.801.977.0087
            E-mail: bryce.benson@clearone.com

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                ClearOne Strengthens Business Services Offerings
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                           With Acquisition of OMVideo

SALT LAKE CITY, August 27, 2002--ClearOne Communications Inc. (Nasdaq: CLRO) has acquired OMVideo Inc., an audiovisual integration firm headquartered in Ottawa, Canada, for approximately $8 million in cash.

The OMVideo acquisition complements ClearOne's focus on providing a total multimedia collaboration solution by strengthening the company's business services division with a greater North American presence and an expanded technical team to better support its channel partners and customers.

"OMVideo is a financially strong business services company with a 21-year operating history and an excellent track record of profitable growth while helping customers realize a return on their investment in audiovisual and conferencing technology through comprehensive service and support," said Frances Flood, president and chief executive officer of ClearOne.

"We believe this acquisition will be especially beneficial to our Canadian channel partners," continued Flood. "Specifically, we can extend their reach throughout Canada; expand their staff--without the associated capital expenses--by serving as an outsourced extension to their existing team; and augment their solution set with products and services, including audio, video and web conferencing, end-user training and help desk operations," said Flood.

"We are very excited to become part of the ClearOne team," said Jim Stechyson, president of OMVideo. "This acquisition brings together complementary strengths and best practices that will increase the depth of service we can offer to our customers and the rate at which we build out those services across Canada."

Stechyson has been president of OMVideo for 12 years and will continue as president of OMVideo and ClearOne Canada. OMVideo will be a wholly owned subsidiary of ClearOne, and will operate under the OMVideo name for approximately one year, after which it will assume the ClearOne name.

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In a separate press release today, ClearOne announced the sale of its Broadcast
Telephone Interface product line to Comrex Corp., a privately held broadcast equipment provider. In mid-September, ClearOne will hold a conference call to discuss the strategy behind these transactions and other current initiatives.

ClearOne Communications is a provider of multimedia conferencing products and services that bring geographically dispersed people together--compressing time and distance. Product offerings include audio and video conferencing systems, peripherals and furniture. Service offerings include a full suite of audio, video and data conferencing services, and business services such as training, field support, help desk, and system consulting. Additional information is available at www.clearone.com.

Established in 1981, OMVideo is the largest audiovisual systems integrator in Canada's National Capital region, which covers eastern Ontario and western Quebec. OMVideo specializes in the design, sale, integration and post-integration service and support of audiovisual systems to government, education, and corporate customers.

To the extent any statement presented herein deals with information that is not historical, such statement is necessarily forward-looking and made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. As such, it is subject to the occurrence of many events outside ClearOne's control that could cause ClearOne's results to differ materially from those anticipated. Please see the risk factors contained in ClearOne's most recent SEC filings, including the annual report on Form 10-K, the quarterly report on Form 10-Q, and the registration statement on Form S-4 filed on February 6, 2002.

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